EXHIBIT 23



Stan J.H. Lee, CPA
a member firm of DMHD Hamilton Clark & Co.             Tel: 201-681-7475
2182 Lemoine Ave. Suite 200                            Fax: 815-846-7550
Fort Lee, NJ 07024                            e-mail: stanL@dmdhxcpa.com






             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Cowley Technologies Corp.
Shanghai, China

    I hereby consent to the use of my report dated November 12th , 2002 for the period from October 18, 2002 (inception) to October 30, 2002 to be included in the Registration Statement on Form 10-SB of Cowley Technologies Corp. in accordance with Section 12(g) of the Securities Exchange Act of 1934.


/s/ Stan J. H. Lee, CPA /s/
----------------------------
Stan J. H. Lee, CPA

November 12th, 2002
Fort Lee, New Jersey